UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 30, 2006

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11000 Cedar Ave., Suite 290
Cleveland, OH 44106
(Address of principal executive offices)

Registrant’s telephone number, including area code: (216) 229-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 30, 2006, the Compensation Committee of the Board of Directors of Cleveland BioLabs, Inc. (the “Company”) approved annual base salary increases and bonuses for the following named executive officers, Messrs. Fonstein, Kogan and Marhofer, which salary increases took effect on September 1, 2006 and which bonuses are payable in September, 2006. The Compensation Committee also approved a bonus for an additional named executive officer, Dr. Gudkov, which bonus is payable in September, 2006. The following table sets forth the base salaries and bonuses, as applicable, of these executive officers as approved:

Name	New Base Salary	Bonus
Michael Fonstein, Ph.D.	$215,000	$30,000
Yakov Kogan, Ph.D.	$180,000	$30,000
John A. Marhofer Jr., CMA	$110,000	$15,000
Andrei Gudkov, Ph.D.	N/A	$30,000

Item 8.01.	Other Events

On August 30, 2006, at a meeting of the Board of Directors of the Company (the “Board”), the Board appointed Bernard L. Kasten, M.D. to serve as Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: September 6, 2006	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer